 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): October 2, 2015

FORCE PROTECTION VIDEO EQUIPMENT CORP.

F/K/a Enhance-Your-Reputation.com, Inc.

 (Exact name of registrant as specified in its charter)

Florida	333-174404	45-144-3512
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation or organization)

140 Iowa Lane, Suite 101 Cary, NC 27511
(Address of principal executive offices)

(919) 780-7897
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01

ENTRY INTO A DEFNITIVE AGREEMENT

On September 29, 2015, Force Protection Video Equipment Corp.  (the “Company”) executed a Securities Purchase Agreement (the “AF SPA”) with Auctus Fund, LLC  (“AF”) providing for the purchase of a Convertible Promissory Note bearing interest at 8% per annum in the principal amount of $66,000 due June 29, 2016 (the “AF Note”). The AF SPA and the AF Note were signed on September 29, 2015 and the AF Note was funded on October 2, 2015, with the Company receiving proceeds of $57,480. The funds will be used for used for general corporate purposes.

The AF Note is convertible at a price per share equal to 60% of the lowest sales price of the Company’s common stock on the principal market during the 20 consecutive trading days immediately preceding the conversion date.  The AF Note contains pre-payment penalties.

The foregoing descriptions of the AF Note and AF Spa are summaries, and are qualified in their entirety by reference to such documents, which are attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively, and are incorporated herein by reference.

Item 9.01

EXHIBITS

Exhibit Number

Description

10.1

Form of Securities Purchase Agreement

10.2

Form of Convertible Promissory Note

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

            Force Protection Video Equipment Corp.

(Registrant)

By: /s/Paul Feldman
President

Dated: October 5, 2015